Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

	This Registration Rights Agreement (the "Agreement") is made and entered into as of this 13th day of June, 2014 (the "Effective Date") by and between Industrial Services of America, Inc., a Florida corporation (the "Company"), and Recycling Capital Partners, LLC, an Indiana limited liability company (the "Investor"), in connection with that certain Securities Purchase Agreement by and among the Company and the Investor, dated as of even date herewith (the "Securities Purchase Agreement"). Capitalized terms used herein have the respective meanings ascribed thereto in the Securities Purchase Agreement unless otherwise defined herein.

	The parties hereby agree as follows:

1.	Certain	Definitions.  As used in this Agreement, the following
terms shall have the following meanings:

	"Common Stock" means the Company's common stock, par value $0.0033 per share, and any securities into which such shares may hereinafter be reclassified.

	"Daily Interest Charge" means (i) the sum of (a) the Prime Rate, as published in the Wall Street Journal's Bonds, Rates & Yields table for the day of determination or if the day of determination is not a Business Day, said rate for the last Business Day prior to the date of determination and (b) four (4) percentage points, (ii) divided by 360.

	(a)	"Fair Market Value" means, for any date, the price
determined by the first of the following clauses that applies: (i) the average of the closing sales prices for the shares of Common Stock on the principal Trading Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Investor if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, "Bloomberg") for the ten (10) consecutive trading days immediately preceding such date, or (ii) if the Common Stock is not then quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors of Company Warrants representing at least a majority of the Warrant Shares then subject to outstanding Company Warrants and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

	"Prospectus" means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any "free writing prospectus" as defined in Rule
405 under the 1933 Act (as defined below).

	"Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement (as defined below) or document by the SEC. (as defined below)

	"Registrable Securities" means (i) the Shares (as defined below) and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided. that, a security shall cease to be a Registrable Security upon (A) sale pursuant to an effective Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction by the Investor pursuant to Rule 144 under the 1933 Act.

	"Registration Statement " means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

	"SEC" means the U.S. Securities and Exchange Commission.

	"Shares" means the Common Shares and the Warrant Shares.

	"Value of Investor Shares" means the product of (i) the number of Shares held by the Investor for which no resale Prospectus is available as of the date of determination, and (ii) the Fair Market Value of such Shares for said date.

	"1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

	"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.	Registration.

	(a)	Registration Statements. On or after December 1, 2014, but
in any event no later than December 12, 2014 (the "Filing Deadline"), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or if and only if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities from time to time in accordance with the methods of distribution described in Exhibit A hereto. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

	(b)	Expenses. The Company will pay all expenses incurred in
complying with this Agreement, including filing and printing fees, the Company's counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of one counsel to the Investor and the Investor's reasonable expenses in connection with the registration, but excluding underwriting discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

	(c)	Effectiveness.

		(i)	The Company shall use reasonable best efforts to have
the Registration Statement declared effective as soon as practicable.
The Company shall notify the Investor by telephone and e-mail as promptly as practicable, and in any event, within forty-eight (48) hours, after any Registration Statement is declared effective.

		(ii)	In the event that the Company determines in good faith
that the suspension of the use of any Prospectus is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, provided, that any delays pursuant to this clause (A) shall not exceed, in the aggregate, ninety (90) days in any twelve (12) month period, or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall comply with applicable 1933 Act requirements or shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, then the Company may suspend the use of any such Prospectus (an "Allowed Delay"); provided that the Company shall promptly (a) notify the Investor in writing of the suspension of and the reasons for such suspension, but shall not (without the prior written consent of the Investor) disclose to the Investor any material non-public information giving rise to an Allowed
Delay, (b) advise the Investor in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use reasonable best efforts to terminate such suspension as promptly as practicable.

	(d)	Rule 415: Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Investor to be named as an "underwriter", if the Company believes, in its discretion and upon the advice of counsel, that the Registrable Securities are eligible for registration under Rule 415 or that the Investor is not an "underwriter" for the purposes of the 1933
Act and the registration, the Company shall use commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering by or on behalf of the issuer for the purposes of Rule 415 and that the Investor is not an "underwriter." The Investor shall provide to the Company in writing all information requested by the Company to support the Investor's contention that it is not an "underwriter." The Investor shall have the right to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC's position and to comment or have its counsel comment on any written submission made to the SEC with respect thereto. No such written submission regarding the foregoing specifying the Investor shall be made to the SEC to which the Investor's counsel reasonably objects. In no event shall Company agree to name the Investor as an "underwriter" in such Registration Statement without the prior written consent of the Investor. In the event that, despite the Company's commercially reasonable efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement the portion of the Registrable Securities required by the SEC as a condition to the use of Rule 415, with the first Registrable Securities to be removed being the Warrant Shares (the "Cut Back Shares") and/or (ii) except for naming Investor as an underwriter, agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may request as a condition to the declaration of the effectiveness of the Registration Statement. If one of the conditions to the declaration of the Registration Statement's effectiveness is naming the Investor as an underwriter, the Company shall, at the request of the Investor, withdraw the Registration Statement. Following any such withdrawal, the Company shall, within thirty (30) days after up to two (2) requests by Investor, refile the Registration Statement. In connection with any such refiling, the Company shall, at the request of the Investor, withdraw the Registration Statement if the SEC again requests as a condition to the declaration of the effectiveness of the Registration Statement, that the Investor be named as an underwriter.

3.	Company 	Obligations. The Company will use commercially reasonable
efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as practicable:

	(a)	use commercially reasonable efforts to cause such
Registration Statement to become effective by the sixtieth (60th) day from the Filing Deadline and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement have been sold pursuant thereto, or (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (the "Effectiveness Period").

	(b)	prepare and file with the SEC such amendments and post-
effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act with respect to the distribution of all of the Registrable Securities covered thereby;

	(c)	provide copies to and permit counsel of the Investor  to
review each Registration Statement no fewer than five (5) days prior to its initial filing with the SEC (two (2) business days in the case of any amendments and supplements thereto) and not file any document to which such counsel reasonably objects;

	(d)	furnish to the Investor and its legal counsel (for the
avoidance of doubt, any filing available to the Investor via the SEC's EDGAR system shall be deemed "furnished to the Investor" hereunder) (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) business days after the filing date, receipt date or sending date, as the case may be) (X) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (Y) each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC (in the case of any such letter or correspondence, only to the extent that it relates, and only the portion thereof relating, to the inclusion of any Investor in the Registration Statement and other than any portion thereof which contains information for which the Company has sought confidential treatment or which constitutes material non-public information as to any Investor that is not subject to a confidentiality obligation to the Company with respect thereto), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto as the Investor may reasonably require in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by the related Registration Statement or make them electronically available;

	(e)	use commercially reasonable efforts to (i) prevent the
issuance of any stop order or other suspension of effectiveness and,
(ii) if such order is issued, obtain the withdrawal or lifting of any such order at the earliest practicable time;

	(f)	prior to any public offering of Registrable Securities, use
commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

	(g)	use commercially reasonable efforts to cause all Registrable
Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

	(h)	promptly notify the Investor, at any time prior to the end
of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such Investor a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

	(i)	otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933
Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule
172 and, as a result thereof, the Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter). If the Company is required to file a prospectus pursuant to Rule 424 at the time the Registration Statement is declared effective by the SEC, the Company shall file such prospectus by 8:30 a.m., Louisville, Kentucky time, on the next day on which the SEC's Electronic Data Gathering, Analysis and Retrieval System accepts documents for filing; and

	(j)	With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell its Shares to the public without registration, the Company covenants and agrees to:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable
Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied in all material respects with the reporting requirements of the 1934 Act, (B) a copy of the Company's most recent
Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.	Due Diligence Review: Information. Upon written request, the
Company shall make available, during normal business hours, for inspection and review by any underwriters participating in a disposition of Registrable Securities pursuant to a Registration Statement and to any attorney or accountant retained by such underwriter, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the underwriters in connection therewith (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement. As a condition to such inspection and review, the Company may require the Investor to enter into confidentiality agreements.

5.	Obligations of the Investor.

	(a)	The Investor shall furnish in writing to the Company such
information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor. The Investor shall provide such information to the Company at least five (5) Business Days prior to the first anticipated filing date of such Registration
Statement if the Investor elects to have any of the Registrable Securities included in the Registration Statement.

	(b)	The Investor, by its acceptance of the Registrable
Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

	(c)	The Investor agrees that, upon receipt of any notice from
the Company of either (i) the suspension of the use of any Prospectus pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

6.	Indemnification.

	(a)	Indemnification by the Company. The Company agrees to
indemnify and hold harmless the Investor and its officers, directors, members, managers, employees and agents and each other person, if any, who controls the Investor within the meaning of the Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); or
(iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,. that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus or any offers or sales by or on behalf of the Investor after delivery to the Investor by the Company of a notice of suspension described in Section 2(c)(ii) above and before delivery of a notice by the Company to the Investor advising the Investor that dispositions may be made as provided by Section 5(c) above.

	(b)	Indemnification by the Investor. The Investor agrees to
indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, agents and each person who controls the Company within the meaning of the Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages, liabilities and expenses (including reasonable attorney and consulting fees) to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omissions were made in reliance upon information furnished in writing by or on behalf of the Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, and (ii) any offers or sales by or on behalf of the Investor after delivery to the Investor by the Company of a notice of suspension described in Section 2(c)(ii) above and before delivery of a notice by the Company to the Investor advising the Investor that dispositions may be made as provided by Section 5(c) above. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Investor in connection with any claim relating to this Section 6 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission) received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

	(c)	Conduct of Indemnification Proceedings. Any person entitled
to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed within a reasonable time after notice from the indemnified party to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party or (c) the named parties to such action (including any impleaded parties) include both the indemnified party and the indemnifying party and, in the reasonable judgment of any indemnified party, based upon written advice of its counsel, a material conflict of interest exists between the indemnified party and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

	(d)	Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than for the exceptions specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.	Suspension of Use of Prospectus or Failure to Obtain or Maintain
Effectiveness of Registration Statement.

	(a)	Loss of Liquidity Fee.  For each day after February 1, 2015
the Registration Statement is not effective or the use of the Prospectus by Investor has been suspended, the Company shall pay Investor a fee equal to the product of (i) the Value of the Investor Shares as of such day and (ii) the Daily Interest Charge for such day ("Loss of Liquidity Fee"); provided, however, no Loss of Liquidity Fee shall be due and payable for (i) the first thirty (30) days after February 1, 2015 if the Company timely filed its Form S-3 Registration Statement and the Company has used commercially reasonable efforts and, during said thirty (30) day period, continues to use commercially reasonable efforts, to have the Form S-3 Registration Statement declared effective; (ii) with respect to a Loss of Liquidity Fee due in connection with the suspension of the use of the Prospectus, up to five (5) days each calendar quarter if the Registration Statement has not been suspended previously in said calendar quarter and the suspension relates to the Company's possession of material non-public information relating to a Fundamental Transaction or an acquisition of the assets or ownership interests of another business entity; (iii) any period a Registration Statement is not effective as a result of the withdrawal of a Registration Statement filed by the Company, but later withdrawn by the Company at the request of the Investor; or (iv) with respect to any Cut Back Shares.

	(b)	Calculation and Payment of Loss of Liquidity Fee.  Any Loss
of Liquidity Fee accruing during a calendar month shall be calculated and paid by the Company to the Investor by the tenth (10th) day of the following calendar month. The collection of the Loss of Liquidity Fee shall be in addition to, and not in lieu of, any other available remedies of the Investor arising under applicable law, whether in law or at equity.

	(c)	Waiver.  Investor, at the request of the Company, may waive
Investor's right to collect the Loss of Liquidity Fee. Any such waiver must be in a writing signed by the Investor.

8.	Miscellaneous.

	(a)	Amendments and Waivers. This Agreement may be amended only
by a writing signed by the Company and the Investor. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Investor.

	(b)	Notices. All notices and other communications provided for
or permitted hereunder shall be made as set forth in the Securities Purchase Agreement.

	(c)	Assignments and Transfers by Investors. The provisions of
this Agreement shall be binding upon and inure to the benefit of the Investor and its respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons (each, an "Assignee") its rights hereunder in connection with the transfer of Registrable Securities by the Investor to such Assignee, provided that the Investor and the Assignee comply with all laws applicable thereto and provide written notice of assignment to the Company promptly after such assignment is effected and the Assignee agrees in writing to be bound by the terms hereof.

	(d)	Assignments and Transfers by the Company. This Agreement may
not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor; provided, however, that the Company may assign this Agreement in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person and, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term "Company" shall be deemed to refer to such Person and the term "Registrable Securities" shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction.

	(e)	Benefits of the Agreement. The terms and conditions of this
Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

	(f)	Counterparts; Faxes; Electronic Signature. This Agreement
may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or electronic signature (including delivery of signatures by PDF or other similar format), which shall be deemed an original.

	(g)	Titles and Subtitles. The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

	(h)	Severability. Any provision of this Agreement that is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

	(i)	Further Assurances. The parties shall execute and deliver
all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

	(j)	Entire Agreement. This Agreement is intended by the parties
as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

	(k)	Governing Law; Consent to Jurisdiction; Waiver of Jury
Trial. This Agreement shall be construed in accordance with the laws of the State of Indiana, without regard to the principles of conflicts of laws. The parties further agree that any action between them shall be heard in and expressly consent to the jurisdiction and venue of the state sitting in Auburn, Indiana and the federal court sitting in the City of Fort Wayne, Indiana for the adjudication of any civil action asserted pursuant to this Agreement. EACH OF THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE INVESTOR AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE INVESTOR TO ENTER INTO THIS AGREEMENT.







	IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.


THE INVESTOR:                         THE COMPANY:
RECYCLING CAPITAL PARTNERS, LLC       INDUSTRIAL SERVICES OF AMERICA,
                                        INC.


By: /s/ Daniel M. Rifkin_____         By: /s/ Orson Oliver_________
    Daniel M. Rifkin, Manager	Name: Orson Oliver
                                          Title: Interim Chief Executive
                                                   Officer





 [ Signature Page to Registration Rights Agreement ]

Exhibit A

PLAN OF DISTRIBUTION

	The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in- interest selling shares of common stock, interests in shares of common stock or warrants received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of such securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

	The selling securityholders may use any one or more of the following methods when disposing of securities or interests therein:

--	on any national securities exchange or quotation service on
	which our common stock may be listed at the time of sale, in the case of sales of our common stock;

--	in transactions other than on such exchanges;

--	ordinary brokerage transactions and transactions in which the
	broker-dealer solicits purchasers;

--	block trades in which the broker-dealer will attempt to sell
	the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

--	purchases by a broker-dealer as principal and resale by the
	broker-dealer for its account;

--	an exchange distribution in accordance with the rules of the
	applicable exchange;

--	privately negotiated transactions;

--	short sales effected after the date the registration
	statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission;

--	through the writing or settlement of options or other
	hedging transactions, whether through an options exchange or otherwise;

--	broker-dealers may agree with the selling securityholders to
	sell a specified number of such shares at a stipulated price per security;

--	?a combination of any such methods of sale; or

--	any other method permitted by applicable law.

	The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

	In connection with the sale of such shares or such interests, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock, as the case may be, in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge such stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

	The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of such stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of securities by selling securityholders.

	The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

	The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the shares or interests therein may be "underwriters" within the meaning of Section 2(a)(ll) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(a)(ll) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

	To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

	In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

	We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

	We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

	We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a .part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Exhibit A